                         ENERGY RESEARCH CORPORATION
                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
                                   Three Months         Nine Months
                                   Ended July 31,      Ended July 31,
                                   1997       1996     1997       1996
                                   ----       ----     ----       ----
PRIMARY

Shares outstanding,
 beginning of period           3,961,736  3,792,873 3,911,787  3,728,914

Weighted average number of
 shares issued, retired and
 issuable share equivalents      241,736    353,147    293,106    324,368
                               ---------  ---------  ---------  ---------
Weighted average number of
 common and common equivalent
 shares outstanding            4,203,193  4,146,020 4,204,893  4,053,282
                               =========  =========  =========  =========

Net income                     $195,000  $ 122,000  $ 346,000  $ 307,000
                               =========  =========  =========  =========

Net income per common share    $     .05  $     .03  $     .08  $     .08
                               =========  =========  =========  =========

FULLY DILUTED

Weighted average number of
common and common equivalent
sharesoutstanding as
adjusted for full dilution     4,273,193  4,342,020 4,274,893  4,249,282

Adjustment for interest,
net of tax, on convertible
long-term debt                 $   6,000  $  19,000  $ 18,000  $ 57,000
                               =========  =========  =========  =========

Adjusted net income            $ 201,000  $ 141,000  $ 364,000  $ 364,000
                               =========  =========  =========  =========

Net income per
common share   <F1>            $     .05  $     .03  $     .09  $     .09
                               =========  =========  =========  =========

<F1> These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive.